UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 19, 2010

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
SIGNATURE
EXHIBIT INDEX
EX-3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 19, 2010, the Board of Directors of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) approved amendments to the By-laws of JPMorgan Chase (the “Amendments”), effective on January 19, 2010. Section 1.02 concerning special meetings of stockholders was amended to: reduce the ownership threshold required for shareholders to request a special meeting from one-third to 20% of outstanding shares of common stock of the Firm, which shares are determined to be Net Long Shares as set forth in said Section 1.02; provide that special meeting requests for substantially the same purpose or purposes and substantially the same matters proposed to be acted on at the meeting will be considered together if they have been dated and delivered to the Secretary of the Firm within 60 days of the earliest dated request; state that any reduction in Net Long Shares acts as a revocation of the meeting request to the extent of the reduction; expand the circumstances under which it would not be appropriate to call a special meeting because the same or similar business was recently addressed or soon will be addressed at another shareholder meeting, or the special meeting is requested too close in time to the calling of the annual meeting; and clarify and expand the required disclosure by stockholders making the meeting request. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the By-laws, as amended, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/S/ ANTHONY J. HORAN
Anthony J. Horan
Corporate Secretary

Dated: January 21, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	By-laws of JPMorgan Chase & Co., as amended, effective as of January 19, 2010